Exhibit 99.1

Contact:
Will Roberts
Director, Corporate Communications
Phone (610) 321-6288

VIROPHARMA INCORPORATED COMPLETES ACQUISITION

OF U.S. VANCOCIN BRAND

EXTON, Pa., November 10, 2004 — ViroPharma Incorporated (Nasdaq: VPHM) announced today that it has completed its acquisition of all rights in the U.S. to manufacture, market and sell Vancocin Pulvules®, the oral capsule formulation of Vancocin (vancomycin hydrochloride), as well as rights to certain related Vancocin products from Eli Lilly and Company (NYSE: LLY).

About ViroPharma Incorporated

ViroPharma Incorporated is committed to the development and commercialization of products that address serious diseases treated by physician specialists and in hospital settings. As a result of the acquisition completed today, ViroPharma will commercialize Vancocin Pulvules, approved for oral administration for treatment of enterocolitis caused by S. aureus (including methicillin-resistant strains) and antibiotic-associated pseudomembranous colitis caused by C. difficile. (For prescribing information, please download the package insert at http://www.viropharma.com/Vancocin_PI.pdf). ViroPharma currently focuses its drug development activities in viral diseases including cytomegalovirus (CMV) and hepatitis C (HCV). For more information on ViroPharma and its development and commercial products, visit the company’s website at www.viropharma.com.

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